Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 28, 2008, relating to the financial statements and financial highlights of following sixty two funds included in the ProShares Trust which appear in the May 31, 2008 Annual Report to Shareholders

1. Ultra QQQ

2. Ultra Dow30

3. Ultra S&P 500

4. Ultra MidCap 400

5. Ultra SmallCap 600

6. Ultra Russell 2000

7. Ultra Russell 1000 Value

8. Ultra Russell 1000 Growth

9. Ultra Russell MidCap Value

10. Ultra Russell MidCap Growth

11. Ultra Russell 2000 Value

12. Ultra Russell 2000 Growth

13. Ultra Basic Materials

14. Ultra Consumer Goods

15. Ultra Consumer Services

16. Ultra Financials

17. Ultra Health Care

18. Ultra Industrials

19. Ultra Oil & Gas

20. Ultra Real Estate

21. Ultra Semiconductors

22. Ultra Technology

23. Ultra Telecommunications

24. Ultra Utilities

25. Short QQQ

26. Short Dow30

27. Short S&P 500

28. Short MidCap 400

29. Short SmallCap 600

30. Short Russell 2000

31. UltraShort QQQ

32. UltraShort Dow 30

33. UltraShort S&P 500

34. UltraShort MidCap 400

35. UltraShort SmallCap 600

36. UltraShort Russell 2000

37. UltraShort Russell 1000 Value

38. UltraShort Russell 1000 Growth

39. UltraShort Russell MidCap Value

40. UltraShort Russell MidCap Growth

41. UltraShort Russell 2000 Value

42. UltraShort Russell 2000 Growth

43. UltraShort Basic Materials

44. UltraShort Consumer Goods

45. UltraShort Consumer Services

46. UltraShort Financials

47. UltraShort Health Care

48. UltraShort Industrials

49. UltraShort Oil & Gas

50. UltraShort Real Estate

51. UltraShort Semiconductors

52. UltraShort Technology

53. UltraShort Telecommunications

54. UltraShort Utilities

55. Short MSCI EAFE

56. Short MSCI Emerging Markets

57. UltraShort MSCI EAFE

58. UltraShort MSCI Emerging Markets

59. UltraShort FTSE/Xinhua China 25

60. UltraShort MSCI Japan

61. UltraShort Lehman 7-10 Year Treasury

62. UltraShort Lehman 20+ Year Treasury

which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

September 29, 2008